Exhibit 107

Filing Fee Table

Form S-8

(Form Type)

NUVATION BIO INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.0001 per share, issuable upon exercise of options issued pursuant to the AnBio Therapeutics Ltd 2021 Equity Incentive Plan.	457(h)	13,742,239(2)	$0.90(4)	$12,368,015.10(4)	.0001476	$1,825.52

Equity	Class A Common Stock, par value $0.0001 per share, that may be issued upon settlement of restricted stock units issued pursuant to the AnBio Therapeutics Ltd 2021 Equity Incentive Plan.	457(c) and 457(h)	2,201,694(3)	$2.90(5)	$6,384,912.60(5)	.0001476	$942.42

Total Offering Amounts					$18,752,927.70	—	$2,767.94

Total Fees Previously Paid					—	—	—

Total Fee Offsets					—	—	—

Net Fee Due					—	—	$2,767.94

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock (“Common Stock”) that become issuable under the AnBio Therapeutics Ltd 2021 Equity Incentive Plan (the “Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Represents Common Stock reserved for future issuance pursuant to stock options under the Plan.

(3)	Represents restricted stock units issued pursuant to the Plan held by the persons described in the Registration Statement

(4)

Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $0.90, which is the weighted-average exercise price for options outstanding under the Plan.

(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 15, 2024, which date is within five business days prior to the filing of this Registration Statement.